EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-3254 and 333-3468) pertaining to the Stock Option Agreements, the 1996 Equity Incentive Plan and the 1996 Non-Employee Directors' Stock Option Plan of Arterial Vascular Engineering, Inc., of our report dated September 19, 1996, with respect to the consolidated financial statements and schedule of Arterial Vascular Engineering, Inc., included in the Annual Report (Form 10-K) for the year ended June 30, 1996.


                                                        ERNST & YOUNG LLP
Palo Alto, California
September 24, 1996


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